UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as Amended

Date of Report (Date of earliest event reported): May 7, 2013

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2013, Wynn Resorts, Limited (the “Company”) held its 2013 Annual Meeting (the “Annual Meeting”) of Stockholders. The Company’s stockholders elected each of the director nominees named in the Company’s proxy statement and approved the other proposal presented. The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal were as follows:

Proposal 1: Election of Directors

To elect the following Class II directors, each to serve until the 2016 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal:

Director	Votes For	Votes Withheld	Broker Non-Votes
Ray R. Irani	62,907,464	19,524,169	7,269,819
Alvin V. Shoemaker	65,833,156	16,598,477	7,269,819
D. Boone Wayson	65,840,209	16,591,424	7,269,819
Stephen A. Wynn	80,079,751	2,351,882	7,269,819

The following Class I directors remain in office with their term expiring in 2015: Elaine P. Wynn, J. Edward Virtue, John J. Hagenbuch. The following Class III director remains in office with his term expiring in 2014: Robert J. Miller.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

To ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent public accountants for the Company and all of its subsidiaries for 2013:

Votes For	Votes Against	Abstain	Broker Non-Votes
88,566,068	1,050,215	85,169	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: May 8, 2013	By:	/s/ Matt Maddox
Name: Matt Maddox
Title: Chief Financial Officer and Treasurer

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